                                                                    EXHIBIT 99.1


[K&F INDUSTRIES LOGO]

                                                    Contact: Kenneth M. Schwartz
                                                          K & F Industries, Inc.
                                                                  (212) 297-0900


                  K & F INDUSTRIES, INC. REPORTS RESULTS FOR THE
           FOURTH QUARTER AND THE TWELVE MONTHS ENDED DECEMBER 31, 2004

NEW YORK - MARCH 30, 2005 - K & F Industries, Inc. ("K & F") today reported its results for the fourth quarter and twelve months ended December 31, 2004.

Results for the year and fourth quarter reflect the impact of the acquisition of K & F by an affiliate of Aurora Capital Group, in exchange for approximately $1.06 billion in cash and a note for $14.7 million payable to the selling K & F equity holders (the "Acquisition"). The Acquisition closed on November 18, 2004 and was financed with $795 million of debt and $310 million of preferred and common equity. The cash was used to repay substantially all of K & F's then-existing debt and transaction expenses, with the balance paid to the prior equity holders. Accordingly, K & F has recorded non-recurring expenses of approximately $114 million, resulting in a net loss of $28 million in 2004 versus net income of $41 million in 2003. Excluding these transaction charges, K & F's combined results for 2004 are in line with its forecast; sales rose three percent to $353 million and EBITDA (earnings before interest, taxes, depreciation and amortization, as defined) increased six percent to $114 million. Operating income for 2004 also rose six percent to $101 million.

The improvement in combined EBITDA for the year resulted from increased sales volume, a favorable sales mix, lower post-retirement expenses, and lower warranty costs which were partially offset by an increase in expensed investments and higher incentive compensation costs.

Bookings in the commercial transport sector rose 48 percent in the final quarter to $75 million versus $51 million in the previous year. "We continue to see increasing strength in bookings for our commercial and general aviation wheel and brake parts and across all of Engineered Fabrics Corporation's product lines. This strong performance lays the ground work for continued growth in revenues and EBITDA in 2005," stated Kenneth Schwartz, president and chief executive officer of K&F Industries, Inc.

COMBINED RESULTS FOR THE FOURTH QUARTER 2004 COMPARED TO 2003:

      -     Bookings rose 23 percent to $117 million from $96 million

      -     Sales were level at $96 million versus $95 million

      -     Commercial revenues were up eight percent to $49 million

      -     General aviation revenues increased 4 percent to $17 million

      -     Military sales declined $3 million to $30 million

      -     Excluding the non-recurring transaction related expenses :

            -     Operating income was $28 million versus $31 million

            -     EBITDA declined slightly to $33 million from $34 million

      -     Cash on hand at December 31, 2004 was $10 million

COMBINED RESULTS FOR THE TWELVE MONTHS OF 2004 COMPARED TO 2003:

      -     Bookings were $376 million, up 14 percent from $331 million

      -     Sales increased $10 million to $353 million from $343 million

      - Revenue from the commercial transport sector rose six percent to $192 million

      - General aviation revenues increased $9 million or 16 percent to $63 million

      - Military sales totaled $98 million down eight percent from a robust 2003 level of $107 million

      -     Excluding the non-recurring transaction related expenses:

            - Operating income increased six percent to $101 million from $95 million

            -     EBITDA was $114 million compared to $108 million

Combined EBITDA includes a charge by predecessor company for shipments of original equipment wheel and brakes to airplane manufacturers which were sold at a discount to cost and expensed, of $32 million and $27 million for the years ended December 31, 2004 and 2003, respectively.

COMBINED SEGMENT RESULTS FOR THE PERIODS ENDED DECEMBER 31, 2004

      - Revenues for Aircraft Braking Systems Corporation were $81 million and $294 million, for the fourth quarter and twelve months, respectively, versus $80 million and $288 million for the comparable periods last year.

      - Revenues for Engineered Fabrics Corporation were $15 million and $59 million, for the fourth quarter and twelve months, respectively, versus $15 million and $55 million for the comparable periods in 2003. Sales and income in 2004 were both records.

                                  2005 OUTLOOK

The company expects financial performance to be as follows for 2005:

      -     Revenues up 5 - 8%

      -     EBITDA (with capitalized investments of $27 million) up 25 - 30%

      - Free cash flow, after all scheduled debt service is expected to be $35 to $40 million.

K & F Industries Inc., through its Aircraft Braking Systems Corporation subsidiary, is a worldwide leader in the manufacture of wheels, brakes and brake control systems for commercial transport, general aviation and military aircraft. K & F's other subsidiary, Engineered Fabrics Corporation, is a major producer of aircraft fuel tanks, de-icing equipment and specialty coated fabrics used for storage, shipping, environmental and rescue applications for commercial and military use.

                                      # # #

FORWARD LOOKING STATEMENTS

Some statements and information contained herein are not historical facts, but are "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition, the Company or its representatives have made and may continue to make forward-looking statements, orally, in writing or in other contexts, such as in reports filed with the SEC or press releases. These forward-looking statements may be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "should" or the like, the negative of these words or other variations of these words or comparable words, or discussion of strategy that involves risk and uncertainties. We caution you that these forward-looking statements are only predictions, and actual events or results may differ materially as a result of a wide variety of factors and conditions, many of which are beyond our control. Some of these factors and conditions include: (i) government or regulatory changes, (ii) dependence on our subsidiary, Aircraft Braking Systems Corporation, for operating income, (iii) competition in the market for our products, and (iv) our substantial indebtedness. This press release should be read in conjunction with our periodic reports filed with the SEC. We undertake no obligation to revise these statements following the date of this press release.

                             K & F INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                      Three Months                  Twelve Months
                                                         Ended                         Ended
                                                       December 31,                  December 31,
                                                       ------------                  ------------
                                                    2004*         2003            2004*         2003
                                                    ----          ----            ----          ----
                                                 (Combined)   (Predecessor)    (Combined)   (Predecessor)
Sales                                            $  95,819      $  94,976      $ 353,316      $ 342,818
Cost of Sales                                       59,675         52,663        207,538        197,812
                                                 ---------      ---------      ---------      ---------
Gross Margin                                        36,144         42,313        145,778        145,006
Independent Research and Development                 3,592          3,615         13,818         14,936

Selling, General and Administrative Expenses         8,805          6,686         32,169         30,499
Amortization                                         2,084          1,090          5,636          4,264
Acquisition Expenses                               106,883             --        106,883             --
                                                 ---------      ---------      ---------      ---------
Operating (Loss) Income                            (85,220)        30,922        (12,728)        95,307
Interest Expense, net                               11,502         11,695         40,697         44,186
                                                 ---------      ---------      ---------      ---------
Income (loss) Before Income Taxes                  (96,722)        19,227        (53,425)        51,121
Income Tax Benefit (Provision)                      35,965         (2,132)        25,318        (10,488)
                                                 ---------      ---------      ---------      ---------
Net (Loss) Income                                $ (60,757)     $  17,095      $ (28,107)     $  40,633
                                                 =========      =========      =========      =========

* Combined results for the fourth quarter and year ended December 31, 2004 include Predecessor company results (prior to the Acquisition - January 1, 2004 through November 17, 2004) and the period subsequent to the Acquisition through December 31, 2004. The results subsequent to the Acquisition reflect a new basis of accounting for (i) fair value adjustments required by the purchase method of accounting for the Acquisition and related financing transactions and (ii) the capitalization of the loss on sole source original wheel and brake equipment (O.E.) sold to aircraft manufacturers below cost which is being amortized over a period of the lesser of the aircraft's economic useful life or 25 years on a straight line basis. The period prior to the transaction reflects the historical cost basis of K & F Industries, Inc. and the expensing of O.E costs.

                             K & F INDUSTRIES, INC.
                             SELECTED FINANCIAL DATA
                                 (IN THOUSANDS)

                                                   Three Months                  Twelve Months
                                                      Ended                          Ended
                                                   December 31,                   December 31,
                                             --------------------------     --------------------------
                                                2004          2003             2004          2003
                                                ----          ----             ----          ----
                                             (Combined)   (Predecessor)     (Combined)   (Predecessor)
Capital Expenditures                         $   2,641      $   3,084       $   4,712      $   5,468
Bookings                                     $ 117,346      $  95,556       $ 375,981      $ 330,900
Backlog                                                                     $ 153,235      $ 130,570
Cash and Cash Equivalents                                                   $   9,636      $  24,464
Total Debt                                                                  $ 790,577      $ 395,000
Shareholders' Equity (Deficiency)                                           $ 310,739      $(186,971)

                             K & F INDUSTRIES, INC.
    RECONCILIATION OF NET INCOME TO NON-GAAP EARNINGS BEFORE INTEREST,
                 TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)
                                 (IN THOUSANDS)

                                                      Three Months                 Twelve Months
                                                        Ended                          Ended
                                                      December 31,                  December 31,
                                                      ------------                  ------------
                                                  2004*          2003            2004*          2003
                                                  ----           ----            ----           ----
                                               (Combined)    (Predecessor)    (Combined)    (Predecessor)
Net (Loss) Income                               $(60,757)       $ 17,095       $(28,107)        $40,633
Plus:
   Income Tax Provision/(benefit)                (35,965)          2,132        (25,318)         10,488
   Interest Expense, net                          11,502          11,695         40,697          44,186
                                                --------        --------       --------        --------
Operating (Loss) Income                          (85,220)         30,922        (12,728)         95,307
Plus:
   Acquisition Expenses                          106,883              --        106,883              --
   Depreciation                                    2,172           2,020          7,494           7,936
   Amortization                                    2,331           1,090          5,883           4,264
                                                --------        --------       --------        --------
EBITDA                                          $ 26,166        $ 34,032       $107,532        $107,507
                                                --------        --------       --------        --------
Inventory purchase accounting adjustments          6,748              --          6,748              --
                                                --------        --------       --------        --------
   EBITDA as defined                            $ 32,914        $ 34,032       $114,280        $107,507
                                                ========        ========       ========        ========

* Combined results for the fourth quarter and year ended December 31, 2004 include Predecessor company results (prior to the Acquisition - January 1, 2004 through November 17, 2004) and the period subsequent to the Acquisition through December 31, 2004. The results subsequent to the Acquisition reflect a new basis of accounting for (i) fair value adjustments required by the purchase method of accounting for the Acquisition and related financing transactions and (ii) the capitalization of the loss on sole source original wheel and brake equipment (O.E.) sold to aircraft manufacturers below cost which is being amortized over a period of the lesser of the aircraft's economic useful life or 25 years on a straight line basis. The period prior to the transaction reflects the historical cost basis of K & F Industries, Inc. and the expensing of O.E costs.

      We define EBITDA as net income before interest expense, income tax expense, depreciation and amortization expense and costs related to the Acquisition, This definition of EBITDA may not be comparable to similarly titled measures of other companies. EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States. We believe EBITDA provides a basis to measure our operating performance, apart from the expenses associated with our physical plant or capital structure. EBITDA should not be considered in isolation or as a substitute for operating income, cash flow from operating activities or other measures of performance defined by accounting principles generally accepted in the United States. A reconciliation of EBITDA is presented above.